CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)

                                                  Three Months Ended           Twelve Months Ended
                                                     December 31,                 December 31,
                                                  --------------------         --------------------
                                                    1994        1993              1994       1993
                                                  --------    --------         ----------  --------
(A)  Income before cumulative effect of a
     change in accounting principle..........     $111,475    $ 94,672         $248,792    $362,429

     Cumulative effect of a change in
     accounting principle....................                                    (3,430)    (13,010)
                                                  --------    --------         --------    --------

(B)  Net Income..............................     $111,475    $ 94,672         $245,362    $349,419
                                                  ========    ========         ========    ========

EARNINGS PER SHARE

Based on average common shares outstanding
- ------------------------------------------

(C)  Average shares outstanding..............      142,252     145,372          142,498     145,398
                                                  ========    ========         ========    ========

(A/C)  Income before cumulative effect of a
         change in accounting principle......        $0.78       $0.65            $1.75       $2.49
                                                  ========    ========         ========    ========

(B/C)  Net Income............................        $0.78       $0.65            $1.73       $2.40
                                                  ========    ========         ========    ========


Based on average common and common
- ----------------------------------
equivalent shares outstanding
- -----------------------------


Primary:
(D)  Average common equivalent shares........          922       1,604            1,207       1,809
                                                     =====       =====            =====       =====
(E)  Average common and common
    equivalent shares (C + D)................      143,174     146,976          143,705     147,207
                                                   =======     =======          =======     =======

(A/E)  Income before cumulative effect of a
      change in accounting principle (1).            $0.78       $0.64            $1.73       $2.46
                                                     =====       =====            =====       =====
(B/E)  Net Income (1)........................        $0.78       $0.64            $1.71       $2.37
                                                     =====       =====            =====       =====

Fully diluted:
(F)  Average common equivalent shares........          906       1,996            1,240       2,269
                                                     =====       =====            =====       =====
(G)  Average common and common
    equivalent shares (C + F)................      143,158     147,368          143,738     147,667
                                                   =======     =======          =======     =======

(I) Interest expense on Subordinated
  convertible debentures, net of tax.........        $ 384       $ 480           $1,821      $1,918
                                                     =====       =====           ======      ======



((A+I)/G) Income before cumulative effect
      of a change in accounting
        principle (1)........................        $0.78       $0.65           $1.74       $ 2.47
                                                     =====       =====           ======      ======
((B+I)/G) Net Income (1).....................        $0.78       $0.65           $1.72       $ 2.38
                                                     =====       =====           ======      ======

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(1) Dilution is less than 3%.